Exhibit B

JOINT FILING AGREEMENT

The undersigned reporting persons hereby agree that, pursuant to Rule 13d-1(k) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: June 3, 2010	ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC, its general partner

	By:	/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer

Date: June 3, 2010	LE GP, LLC

	By:	/s/ John W. McReynolds
John W. McReynolds President and Chief Financial Officer